                                                       EXHIBIT (15)(a)(9)(ii)


                                AMENDMENT NO. 1
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.
                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)


         The Master Distribution Plan (the "Agreement"), dated effective September 10, 1994, as amended, by AIM International Funds, Inc., a Maryland corporation, with respect to the Class B Shares of each series of shares of common stock as set forth in the Agreement, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.

                               (DISTRIBUTION FEE)

                                                         MINIMUM              MAXIMUM            MAXIMUM
                                                       ASSET BASED            SERVICE           AGGREGATE
FUND                                                  SALES CHARGE              FEE            ANNUAL FEE
----                                                  ------------           ---------         -----------
AIM Asian Growth Fund                                     0.75%                0.25%              1.00%
    (Class B Shares)

AIM European Development Fund                             0.75%                0.25%              1.00%
    (Class B Shares)

AIM Global Aggressive Growth Fund                         0.75%                0.25%              1.00%
    (Class B Shares)

AIM Global Growth Fund                                    0.75%                0.25%              1.00%
    (Class B Shares)

AIM Global Income Fund                                    0.75%                0.25%              1.00%
    (Class B Shares)

AIM International Equity Fund                             0.75%                0.25%              1.00%
    (Class B Shares)"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:  November 1, 1997


                                       AIM INTERNATIONAL FUNDS, INC.




Attest:  /s/ STEPHEN I. WINER          By: /s/ CAROL F. RELIHAN
        ---------------------------       ------------------------------------
           Assistant Secretary               Carol F. Relihan
                                             Senior Vice President

(SEAL)